UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 25, 2016

Commission File Number:  000-54014

VistaGen Therapeutics, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

20-5093315
(IRS Employer Identification No.)

343 Allerton Avenue, South San Francisco, California 94080
(Address of principal executive offices)

(650) 577-3600
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Creation of Series C Convertible Preferred Stock

    Effective January 25, 2016, VistaGen Therapeutics, Inc., a Nevada corporation (the “Company”), filed the Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock of VistaGen Therapeutics, Inc. (the “Certificate of Designation”) with the Nevada Secretary of State in order to designate 3.0 million shares of the Company’s preferred stock, par value $0.001 per share, as Series C Convertible Preferred Stock (“Series C Preferred”).  Upon liquidation, each share of Series C Preferred ranks pari-passu with the Company’s Series B Convertible Preferred Stock and Series A Convertible Preferred Stock (“Series A Preferred”), and is convertible, at the option of the holder into one (1) share of the Company’s common stock, par value $0.001 per share (“Common Stock”), subject to certain beneficial ownership blockers set forth in Section 7 of the Certificate of Designation.  Shares of the Series C Preferred do not accrue dividends.  Except as provided in Section 3 of the Certificate of Designation, holders of the Series C Preferred have no voting rights   A copy of the Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.1.

Exchange Agreement

    On January 25, 2016, the Company entered into an Exchange Agreement (the “Agreement”) with Platinum Long Term Growth VII, LLC (“Platinum”) and Montsant Partners, LLC, an organization affiliated with Platinum (“Montsant” and, together with Platinum, the “Holders”), intended to simplify the Company’s capital structure and reduce the potential dilutive impact of certain warrants, thereby providing greater flexibility for financing future capital requirements. A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

    Pursuant to the terms and conditions of the Agreement: (i) 200,000 shares of the Company’s Common Stock held by the Holders were exchanged for the same number of shares of the newly created Series C Preferred; (ii) the Holders canceled 2,368,658 warrants previously issued to them by the Company (the “Warrants”) in exchange for a total of 1,776,494 shares of Series C Preferred; and (iii) Platinum terminated its right under the Note Exchange and Purchase Agreement, originally dated October 11, 2012 (the “NEPA”), as amended, to receive warrants to purchase a total of 455,358 shares of the Company’s Common Stock (“Series A Warrants”) upon conversion of all of its shares of the Company’s Series A Preferred Stock, and, as consideration, the Company issued to Platinum 341,518 shares of Series C Preferred. Upon execution of the Agreement and the termination of Platinum’s right to receive Series A Warrants under the NEPA, the Company issued Series A Warrants to purchase a total of 80,357 shares of Common Stock to the holder of shares of Series A Preferred previously held, but subsequently assigned, by Platinum.

Item 3.02 Unregistered Sales of Equity Securities.

    See Item 1.01. The Company’s issuance of the shares of Series C Preferred and the Series A Warrants were conducted in transactions exempt from registration under the Securities Act in reliance on Section 4(2) and/or 3(a)(9) thereof and Rule 506 of Regulation D thereunder. Each recipient of securities in these transactions represented that it was an "accredited investor" as defined in Regulation D, and that it is not subject to the "Bad Actor" disqualifications described in Rule 506(d).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

    See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

    See Exhibit Index.

Disclaimer

    The foregoing description of the Certificate of Designation, the Agreement and the NEPA do not purport to be complete, and are qualified in their entirety by reference to the full text of the Certificate of Designation and the Agreement, attached hereto as Exhibits 3.1 and 10.1, respectively, and the NEPA attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2012, each of which are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaGen Therapeutics, Inc.

Date: January 29, 2016	By:	/s/ Shawn K. Singh
Shawn K. Singh
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock of VistaGen Therapeutics, Inc., dated January 25, 2016
10.1	Exchange Agreement, by and between VistaGen Therapeutics, Inc., and Platinum Long Term Growth VII, LLC and Montsant Partners, LLC, dated January 25, 2016